EXHIBIT 99.1

SPARTAN STORES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND
STATEMENT OF OPERATIONS

The unaudited pro forma condensed consolidated balance sheet and statement of operations as of and for the year ended March 29, 2003 have been derived from the historical financial statements of Spartan Stores, Inc. and subsidiaries ("Spartan Stores") to give effect to the sale of the inventory, real property and equipment of 18 Food Town stores ("Food Town").

The operations of Food Town are included in discontinued operations in the historical financial statements. The unaudited pro forma condensed consolidated statement of operations for the year ended March 29, 2003 reflects adjustments as if the transactions had taken place on the first day of fiscal 2003. The unaudited pro forma condensed consolidated balance sheet as of March 29, 2003 gives effect to the transactions as if the transactions had occurred on March 29, 2003.

Certain pro forma adjustments described in the accompanying notes are based on estimates and various assumptions that Spartan Stores believes are reasonable under the circumstances.

The unaudited pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with the Spartan Stores' financial statements, including the notes thereto, as of and for the year ended March 29, 2003, and the related Management's Discussion and Analysis of Financial Condition and Results of Operations, contained in its Annual Report on Form 10-K for the year ended March 29, 2003.

SPARTAN STORES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 29, 2003
(In thousands)

Assets	As Reported	Pro Forma Adjustments		Pro Forma

Current assets
Cash and cash equivalents	$23,306	$-	(a) (c) (d)	$23,306
Marketable securities	1,705	-		1,705
Accounts receivable, net	70,747	931		71,678
Inventories	138,095	(13,515	) (a)	124,580
Prepaid expenses and other current assets	13,141	-		13,141
Refundable income taxes	9,349	-		9,349
Deferred taxes on income	4,113	-		4,113
Property and equipment held for sale	54,684	(28,343	) (a)	26,341
Total current assets	315,140	(40,927)		274,213

Other assets
Goodwill, net	68,743	-		68,743
Deferred taxes on income	25,566	(985	) (a) (b) (c)	24,581
Other, net	26,785	-		26,785
Total other assets	121,094	(985)		120,109

Property and equipment, net	120,072	-		120,072

Total assets	$556,306	$(41,912)		$514,394

See notes to unaudited pro forma condensed consolidated balance sheet and statement of operations.

SPARTAN STORES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (continued)

MARCH 29, 2003
(In thousands)

Liabilities and Shareholders' Equity	As Reported	Pro Forma Adjustments		Pro Forma

Current liabilities
Accounts payable	$112,181	$(4,203	) (d)	$107,978
Accrued payroll and benefits	28,533	-		28,533
Insurance reserves	14,783	-		14,783
Accrued taxes	16,735	-		16,735
Other accrued expenses	17,807	169	(b) (c)	17,976
Current maturities of long-term debt	36,594	(3,980	) (c)	32,614
Total current liabilities	226,633	(8,014)		218,619

Other long-term liabilities	20,202	-		20,202
Postretirement benefits	16,022	-		16,022
Long-term debt	183,817	(35,727	) (c)	148,090

Shareholders' equity
Common stock, voting, no par value; 50,000 shares authorized; 19,999 shares outstanding	116,388	-		116,388
Preferred stock, no par value, authorized 10,000 shares; no shares outstanding	-	-		-
Accumulated other comprehensive loss	(2,816)	-		(2,816)
Accumulated deficit	(3,940)	1,829	(a) (b) (c)	(2,111)
Total shareholders' equity	109,632	1,829		111,461

Total liabilities and shareholders' equity	$556,306	$(41,912)		$514,394

See notes to unaudited pro forma condensed consolidated balance sheet and statement of operations.

SPARTAN STORES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 29, 2003
(In thousands, except per share data)

	As Reported	Pro Forma Adjustments		Pro Forma

Net sales	$2,148,067	$-		$2,148,067
Cost of goods sold	1,774,350	-		1,774,350
Gross margin	373,717	-		373,717

Operating expenses
Selling, general and administrative	360,786	-		360,786
Provision for asset impairments and exit costs	47,711	-		47,711
Total operating expenses	408,497	-		408,497

Operating loss	(34,780)	-		(34,780)

Other income and expenses
Interest expense	18,125	-		18,125
Interest income	(696)	-		(696)
Other gains, net	(135)	-		(135)
Total other income and expenses	17,294	-		17,294
Loss before income taxes, discontinued operations and cumulative effect of a change in accounting principle	(52,074)	-		(52,074)
Income taxes	(18,087)	-		(18,087)
Loss from continuing operations	(33,987)	-		(33,987)
Loss from discontinued operations, net of taxes	(52,968)	1,829	(a) (b) (c)	(51,139)
Cumulative effect of a change in accounting principle, net of taxes	(35,377)	-		(35,377)
Net loss	$(122,332)	$1,829		$(120,503)

Basic and diluted loss per share:
Loss from continuing operations	$(1.71)	-		$(1.71)
Loss from discontinued operations	(2.66)	$0.09		(2.57)
Cumulative effect of a change in accounting principle	(1.78)	-		(1.78)
Net loss	$(6.15)	$0.09		$(6.06)

Weighted average shares:
Basic	19,896			19,896
Diluted	19,896			19,896

See notes to unaudited pro forma condensed consolidated balance sheet and statement of operations.

SPARTAN STORES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AND STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 29, 2003
(In thousands)

(a)	To record disposition of assets sold, gain on net assets sold and related tax effect.

(b)	To reflect estimated transaction costs including financial advisory, legal and accounting fees, net of tax effect.

(c)	To record reduction of borrowings made with proceeds received from transactions and related interest expense effects, net of tax effect.

(d)	To record reduction of accounts payable made with the proceeds received from the transactions.

(e)	The following table details the results of discontinued operations reported on the unaudited pro forma condensed consolidated Statements of Operations by operating segment:

	As Reported	Pro Forma Adjustments	Pro Forma
Discontinued retail operations
Loss from discontinued operations (less applicable taxes of ($30,710), $911 and ($29,799))	$(56,104)	$1,692	$(54,412)
Gain on disposal of discontinued operations (less applicable taxes of $73)	-	137	137
Loss from discontinued retail operations	(56,104)	1,829	(54,275)

Discontinued convenience distribution operations
Earnings from discontinued operations (less applicable taxes of $896)	1,923	-	1,923
Gain on disposal of discontinued operations (less applicable taxes of $32)	59	-	59
Earnings from discontinued convenience distribution operations	1,982	-	1,982

Discontinued grocery distribution operations
Loss from discontinued operations (less applicable taxes of ($4,670))	(8,727)	-	(8,727)

Discontinued real estate operations
Loss from discontinued operations (less applicable taxes of ($397)	(736)	-	(736)
Gain on disposal of discontinued operations (less applicable taxes of $6,509)	12,077	-	12,077
Earnings from discontinued real estate operations	11,341	-	11,341

Discontinued insurance operations
Loss from discontinued operations (less applicable taxes of ($784))	(1,460)	-	(1,460)

Total discontinued operations
Loss from discontinued operations (less applicable taxes of ($35,665), $911 and ($34,754))	(65,104)	1,692	(63,412)
Gain on disposal of discontinued operations (less applicable taxes of $6,541, $73 and $6,614)	12,136	137	12,273
Total loss from discontinued operations	$(52,968)	$1,829	$(51,139)